Exhibit 99.1

FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Conference Call Transcript

CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Event Date/Time: Mar. 23. 2007 / 9:00AM ET

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© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

CORPORATE PARTICIPANTS

Denis McCarthy

Catcher Holdings, Inc. - CFO

Hal Turner

Catcher Holdings, Inc. - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Cynthia Boyle

Raymond James & Associates - Analyst

Nick Ragopolis

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Catcher Holdings conference call to introduce Hal Turner as CEO and Chairman of the Board. My name is Jeremy and I’ll be your coordinator for today.

[OPERATOR INSTRUCTIONS]

I’d now like to turn the call over to your host Mr. Denis McCarthy, Chief Financial Officer. You may proceed, sir.

Denis McCarthy - Catcher Holdings, Inc. - CFO

Thanks Jeremy and welcome everyone, and thanks for joining us this morning. Denis McCarthy, Chief Financial Officer for Catcher. As Jeremy pointed out we organized this call this morning for a couple of reasons, most importantly to introduce Hal Turner to you.

Hal is our new Chairman and Chief Executive. Hal brings three decades of experience in management and technology to Catcher and as the company’s Chairman will be responsible for setting our strategy on many of our fronts.

A couple of housekeeping items before we begin. The call is being taped and will be available from 11 a.m. this morning to 11:59 p.m. Friday, March 30th. All times are Eastern.

Second, we will speak to the company’s strategy after which we’ll open the microphone for questions and during this review as the moderator mentioned your mics will be muted.

Additionally I am required to make you aware of the following Safe Harbor statements. This conversation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks, delays and uncertainties that may cause the company’s actual results or performance to differ materially from those expressed or implied - by these misstatements, delays, risks, and uncertainties, but are not limited to the company’s ability to generate product, sales, and operating profit, the company’s ability to obtain sales prices at or near its MSRPs, vulnerability to technology selections, competition by better capitalized companies, difficulty in managing growth, dependence on key personnel and other risks which are discussed in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements.

I’d like to take this opportunity to introduce Hal as our Chairman and Chief Executive. Hal has almost three decades of experience. Hal founded overseas Turner Telecom Holdings Group LLC and prior to joining Catcher, Hal served as Chairman for Pandora Networks.

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Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

A more robust biography is available for Hal on our website catcherinc.com. Hal thanks again for joining us and I’d like to hand the conversation over to you.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Denis, thank you very much and I really appreciate it and to my colleagues, fellow investors and shareholders thank you very much for spending time with us. The purpose of this call very simply in addition for me to say hello and for us to get to know each other is for a brief update on the very exciting developments that have occurred and that I think will continue to occur at our company.

A couple of things I’d like to speak about first of all I think Catcher is very much a transformational company and opportunity. The opportunity we see that for approximately the last two years the company is very much focused on the developmental stage of the product. And now we are transforming into true production and into the revenue stages most importantly the growth stages.

I believe that 2007 will be a break out year for us. Another very important thing is previous management of our company did a fine job in bringing this company through this development stage. There’s excellent products, our version 1.1 is certainly being utilized in the field, in the marketplace at this point. New developments are on the horizon and this is coming directly from the dollars invested in this developmental stage.

So I want to thank this team, Ira Tabankin, Chuck Sander, and others and also use this as the segue that says now we are organizing a new team, a new executive management team that’s organized for revenue production. This becomes a sales company. This is about sales and this is about execution. I’ll give you some more on that in just a moment.

I think there is a significant demand for the Catcher products. Our competition in my viewpoint is at least one generation behind, and I make that judgment based upon a significant set of phone calls that I’ve had over the past two weeks with a number of our VARs, a number of our manufacturers’ reps, and in some cases sitting down and actually meeting face to face.

And I formed a viewpoint that this is real. This is something that is in demand. The idea, the concept of integrating all of these very, very important functions that include GPS, that include the biometrics, that includes the cameras, that include the ability to communicate wirelessly and to a form factor that’s small and usable is really spot on.

And the ability to do this and address previous problems that others have not properly addressed has made the difference for this company and this product. But also spells the pathway that I believe is there for our new products and our new developments, and the demand that will be there.

Also I want to acknowledge that we’ve had some issues relative to our manufacturing. Some of these issues certainly resulted in a slower ramp to revenue but I’m very, very encouraged about the changes there. As part of this executive management team we have established an engineering and operations organization that’s led by [Gary Rogers] out of our Austin, Texas facility.

And I’m so very pleased that Gary has really jumped in and working with Gary, with [Guinness], and others of the team issues that we had surrounding the production and the capability to deliver the product have been dealt with. Very good news I can tell is that we are receiving production quantities of the unit and we are beginning to take down the backlog that has existed.

Also our sales process has been reorganized. I’m very pleased with the role that both Chuck Sander and that Kyle Brown are playing in this. Immediately upon becoming involved with the company we did a detailed review led by Kyle of the sales pipeline and the identifiable opportunity that’s there.

I’m very pleased that the numbers that I’ve seen and the reinforcement of this in my discussions not only with the manufacturers reps and the VARs but really digging into some of the strategic opportunities that are out there.

My sense is that being a break out year in ‘07 is going to be driven on several key events and so very pleased that the manufacturers reps and the VARs that have been signed they’re in a heavy-duty training program at this point, and we’re beginning to see significant activity. So my sense that we are ready to start reducing the backlog but more importantly creating new sales and new shipments is real.

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FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Now Catcher is going to be in the capital markets to fund this exciting growth. We’re going to use the proceeds of this growth to fund not only the production and development of the demand that we think is rather considerable, but also to develop the new and evolved products that will come out of this business.

I’m going to speak in just a few moments about the strategy that drives this. So for the essential opening remarks I just want to tell you that I am personally excited about the opportunities in this company. I joined because of several factors.

The first and foremost was when I met Denis and I met Ira and really began to look at Catcher I really felt that this is a solid product and it can do so much more that it’s borne out as I have seen the product road map and also the directions that we’re going in.

The second thing is that I really felt that the transition that we now undertake to move into true production and a true sales company plays to the strengths of the experience and skills that I can personally bring to the table and share in my own leadership style. So it is that challenge and that challenge to really help create value inside of Catcher that got me very excited.

I am excited and I’m committed to making this thing work and I’m certainly hoping that you will work with me. Now I’d like to address some issues that are likely on your mind. I’m guessing that some of these points that I’m going to speak about now may have come up in Q&A, and I’d just like to address them up front.

First and foremost earlier certainly there had been expectation guidance that set levels of production into 10 to 12,000 units. I will tell you that my viewpoint is that based upon the times in which that discussion was had that it was very aggressive.

It was probably too aggressive for the capabilities of the company at the time, not only capabilities to produce the products, but actually capabilities to sell, to close and to take the orders.

I think the forecast of those unit levels also hinged on additional financing which is something that did not happen in the period. So I want to give you some comfort that the current production forecast, and I’m going to give you some numbers here in just a second, but the management team and I are very comfortable with these. And I want you to view that these are conservative base case numbers. We’ve tried to take any level of unknown out of this and get to predictable levels.

So based upon that I can give you some sense that in a sort of worst case, base case scenario we’re looking at the 4 to 5,000 units manufactured level in ‘07.

Now I want to point out a couple of things, and the way that we’ve looked at this opportunity, and the way that we’ve looked at the companies that are out there, there is a significant upside. We have a meaningful number of significant transactions. A meaningful number of strategic opportunities that may or may not hit in ‘07.

We’re going to work diligently to pull those in. If some of those do hit earlier than we had expected these numbers are going to be significantly higher. So the 4 to 5,000 number is also the basis under which we have built our financial model and our business plan.

This is a conservative view and I would hasten to point out that even if those numbers for ‘07, which is based upon the visibility of having discussed with VARs, manufacturers reps, and examined the opportunities in terms of where we are in the sales cycle even that level of units equals somewhere between a 15 and a $20 million business in revenue.

Now the upside is real and we certainly will hope to give you additional guidance on that. But I felt it very important to have you understand in our viewpoint that yes we certainly could move to higher numbers this year. We’re going to work diligently to make it happen. But we are managing the business in the 4 to 5,000 unit range this year.

The anticipated levels of revenue for ‘07 clearly the 4 to 5,000 units can produce revenue in the 18 to 20 million range. But we’re just not in a position based upon all the strategic opportunities and significant transactions that are out there to put a number with a high degree of confidence out there other than to tell you that discussions I’ve had with these companies, these VARs, these manufacturers reps gives me a good confidence that we’re going to meet or exceed our numbers and we’re going to work diligently to do it.

Probably another major question that you may have on your mind is what a balance sheet is looking like at this point. Obviously I’d mentioned that we will be in the capital markets to raise additional fundings to fuel this growth and its growth that I think is significant, and growth that I think will materially transfer into value for the company.

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Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

We have not yet released our December numbers. The September quarter numbers you have seen. I think you all can do the thinking in terms of the run rate as it was. We certainly are trying to reduce that. But simply stated we have to have in the market for additional capital to fuel this growth, and we’re working diligently on that. And of course, the balance sheet will have an entirely different look as we do that.

Another particular area that I think is probably on your mind is our ability to produce in this production volume capability. I will tell you that Gary and team have done an excellent job on that, and as I mentioned just a moment ago we have units that are actually coming out of production now.

In my discussions with Gary yesterday he certainly gave me great comfort that the ability to take down our backlog is going to occur certainly over the next two to three months based upon the production levels that are coming out. So I’m quite confident.

But the bottom line here is that based upon both our existing 1.1 and our new to be announced product, Version 1.2, we’re very confident with our contract manufacturing arrangements and the ability to produce now.

And we also looking at a normal 90-day manufacturing and delivery cycle based upon our management of our sales pipeline feel that we will have no problems meeting the production and volume needs that are there, and particularly if one of these significant or strategic opportunities hits earlier, again with the 90-day window we are certainly capable of doing this.

Another point probably is on your mind is to understand the evolving roles inside this business. I mentioned that we’re making the transition to a sales team, a sales company, and a production company. And really in full execution mode. So as part of that we’ve formed an executive management team and a couple of the roles have shifted.

Obviously Ira Tabankin has assumed now the role of our Chief Technology Officer. This is a product visionary. This is a futures oriented role that plays a very important role as part of our overall product development team.

This is a new approach that we are taking, which for the first time is really putting a cross-functional team that includes sales and marketing, that includes engineering and operations along with the visionary CTO to drive the product through a normal process of understanding the market requirements and translating that into production capability and getting product out the door.

So Ira will play the role that he has done so well earlier as the CTO and a part of what we will see coming out of this is going to be I hope a new family of intellectual property and patents that will flow. Chuck Sander has certainly accepted a very, very important role in our business as our Executive Vice President of Corporate Development.

He’s going to work very closely with myself, with Kyle Brown, as part of our executive sales team and he’s focused very much on the strategic opportunities, the things that go beyond the normal 30-day to 60-day to 90-day sales forecast cycle.

But that are so strategically important that when they hit they will have the effect of having significant volumes hit our books. So Chuck is doing that in a very, very appropriate way and I’m looking forward to working with him on that. And in addition Chuck is our internal chairman of the product development team.

As you probably well know the life in the day of the First Responders, the aviation, the fire, and the police of which Chuck cooperated very closely with Ira was at the root of defining the needs that led to the original CATCHERs. So I’m very pleased with that.

Kyle Brown assumes the role as Head of Sales and Marketing. Gary Rogers is our Head of Engineering and Operations. [Jennifer Eubanks] is our Controller and a very important role as we have now put appropriate financial administrative controls into the business. Reporting to Denis as our CFO and of course working very closely with me. So that is our team.

One more thing that I wanted to talk about, and this is the well-known 600-unit order that was announced. I’ve spent considerable time with the time strategic VAR. You all know I believe that that is EPS and that the presence of that VAR is a man by the name of Gene Merson. I’ve spent considerable time speaking with him and meeting with him.

And the bottom line is that things are moving very well with that order as part of the backlog that I have mentioned. There is the expectation that shipments will be defined certainly by early April on that, and I have very good indication from having spoken to Gene that we’re going to have some positive surprises in terms of new volumes that certainly could come out of that.

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FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Our confidence level is very, very high on that particular order. So ladies and gentlemen as I begin to just wind this down, I just wanted to summarize by going over the overall strategy of the business. So it’s very simple, very straightforward.

It’s to transform us from the development stage company that we have been into a growth sales company, a selling company that has several strategies. The first strategy is the creation of new and exciting intellectual property and families of patents, patents that can give us blocking positions in the marketplace. Patents and intellectual property that better define our competitive positioning and the ability for us to vibrantly meet the needs of the markets that we deal with. So that is a driving strategy.

The second element of the strategy is this product development team, and that is to formulize the actual product development and product releases that we have. The visible mark of that is a vibrant product release, product road map strategy and one of the things that we will be doing and we’ll do more of is the actual strategic planning with several of our key VARs, key vendors, key partners so that there is a continual market input from the end user perspective and what we’re doing.

The third element of the strategy is the sales and the execution. Here we have a two tier strategy. The first is that there’s an executive sales team. That includes myself. It includes Chuck. It includes Kyle and selectively includes other members of the team as necessary, certainly including Ira and certainly including Gary.

But these are the meaningful strategic opportunities that go beyond having the ability to deal properly with a manufacturers’ rep or a smaller VAR and require executive leadership from our company.

The second part of the strategy is the manufacturers’ reps and VARs. This is being led by Kyle Brown and [James Newman] and with very, very sterling support from [Christina Dores] the opportunity for us to get predictable sales revenue and volume is demonstrable here. The discussions I’ve had with these companies give me a high degree of confidence that we’re on the right track here.

So those are the three lynchpins of the intellectual property and IP strategy, the product development team, and the sales strategy. Our focus very simply, military, Federal government, state/local governments, commercial opportunities including mining and construction and other opportunities that will come out of that including medicine, telemedicine, this sort of thing.

So I’m very, very excited about the direction that we can now take the company. We give absolute due respect and thanks to the team that got us to this point, and now we take it to a next level. And we’re going to count heavily upon our shareholders, our investors, those old and hopefully those that will be new to make this work.

So with that said I will yield control back to Denis, and Denis I’d first just like to ask you are there any points that you would like to clarify, amend, or expand on what I’ve said?

Denis McCarthy - Catcher Holdings, Inc. - CFO

No, Hal, I think you’ve done a great job of summarizing the strategy et cetera. Jeremy, I think we would like to open the floor to questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]. And gentlemen at this time it seems that there are no questions.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Well, I thank you very much for your time and your attention today. I look forward to meeting you in due course, and certainly looking forward to helping this company go to the next stages and create the value that we all expect out of it. With that being said, Denis, unless you have anything else, I believe the call should be concluded.

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Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Denis McCarthy - Catcher Holdings, Inc. - CFO

Yes, I agree. Jeremy let’s hold one more minute for any questions and then if you could prompt one more time to add.

Operator

[OPERATOR INSTRUCTIONS]. And gentlemen you have a question from the line of [Cynthia Boyle] with Raymond James.

Cynthia Boyle - Raymond James & Associates - Analyst

Hey, I’ve got a question. You really didn’t specifically mention any current sales pending. I mean can you give us a context of what that looks like?

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Yes simply stated we are shipping units at this point. We have evaluation units, we have demonstration units, and we have commercial billable units. We are not in a position at this point to give you the specific numbers simply because we’re in early stages of this, but we have moved into revenue production.

We are shipping and generating and my viewpoint of the sales pipeline says that the balance of this year is going to be rather dramatic and I hope to be able to give you more specific guidance and update as we move further out into this.

Cynthia Boyle - Raymond James & Associates - Analyst

As a follow up to this question do you intend to re-offer to different shareholders the right to buy additional shares for the $1 level like you did last time when the money was right?

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

We are not announcing any terms of any capital raise at this point in time. I would certainly encourage you to be in contact with Denis our CFO and he’ll talk to you about that. And certainly discuss what our plans are going to be.

Cynthia Boyle - Raymond James & Associates - Analyst

Okay.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

We’d love to have you participate.

Cynthia Boyle - Raymond James & Associates - Analyst

Well, thank you very much.

Operator

And your next question is from the line of [Nick Ragopolis]. Please proceed.

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FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Nick Ragopolis

Yes this is Nick Ragopolis. Good morning, Hal.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Good morning Nick.

Nick Ragopolis

And I just wanted to find out if you could maybe stand on just the different verticals? You mentioned military, you mentioned local and state governments. Can you just maybe expand upon that a little bit?

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Yes I can. Thank you, Nick. The current meaningful opportunity is with the Army and it is being sourced through a biometrics application. And our viewpoint is that this is a product that is going into the battlefields and is warfare worker-type application.

The use of the product is very much focused on identification. It is focused on the ability to use the communication capabilities and the camera capabilities of the CATCHER unit in the warfare conditions that exist in the hot spots throughout the world.

The particular VAR that we’re working with on that military application has very, very high expectations that as more units are shipped into the Army on this particular contract and program, that this will become the specification that is adopted by Homeland Security for applications that then touch state, local, and Federal government applications.

So this is where we see the sort of tip of the iceberg being touched through state and local governments, municipalities, and the ability to move CATCHER as defined by the military into more traditional and new Homeland Security applications. So that is a huge focus.

On the commercial side the ruggedness of the application and you notice that I’m using the word application. I should clarify that a little bit. Yes the CATCHER is a hardware PC, but it is really a platform.

It is a platform that is optimized with the GPS, the cameras, the biometrics, the location capabilities to run a multiple set of end user applications. So in our viewpoint it’s a platform that is tailor-made to customize. So the commercial applications of mining, construction are just two that come to mind.

And we certainly have near-time real activity with major VARs both domestically and internationally that are focusing on those commercial applications. So we have a constant viewpoint with our manufacturer’s reps but getting a monthly rolling forecast of the number of units and working very closely with them. But out of this our selection of these VARs and manufacturers reps has been because of their expertise in certain industry verticals.

We’ve also selected at least some of these VARs and manufacturers reps because they were previously sellers of some of the competitive gear. And as we shown our products and our services to these VARs they’ve gotten really very excited and they see that we’re addressing things that their previous lines did not. So they’re very excited about the product and mostly very excited about the specific verticals that I’ve mentioned.

So it begins with military because that effectively is the standard setting body.

Nick Ragopolis

Thank you, Hal.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

You’re welcome, Nick.

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FINAL TRANSCRIPT

Mar. 23. 2007 / 9:00AM ET, CTHH - Catcher Holdings, Inc. holds conference call to introduce Hal Turner as CEO and Chairman of the Board

Operator

[OPERATOR INSTRUCTIONS].

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Well, Jeremy once again I will say thank you unless there are any other questions. Denis, any final comments you’d like to add please?

Denis McCarthy - Catcher Holdings, Inc. - CFO

No, I think that you’ve done an excellent job, Hal. And Jeremy I think at this time we’d like to wrap up the phone call and thank everybody for their participation.

Hal Turner - Catcher Holdings, Inc. - Chairman, CEO

Thank you very much. I look forward to meeting each and every one of you and we’re going to make this a great company. It is a great company in its concept, its design. It will be a greater company through our execution. Thank you very much. Bye bye.

Operator

Thank you for your participation in today’s conference. Ladies and gentlemen this does conclude the presentation and you may now disconnect. Have a wonderful day.

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© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.